UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 3, 2006

NBTY, INC.

(Exact Name of Registrant as Specified in Charter)

001-31788

(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

90 Orville Drive	11716
Bohemia, New York	(Zip Code)
(Address of Principal Executive Offices)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 1.01.                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2006, NBTY, Inc. (“NBTY”) entered into a Revolving Credit Agreement (the “Credit Agreement”) with JP Morgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and Bank of America, N.A., BNP Paribas, Citibank, N.A., and HSBC Bank USA, National Association, as Co-Syndication Agents.  The Credit Agreement provides for revolving credit loans in the aggregate principal amount of up to $325 million to be used for (a) the repayment of all obligations outstanding under NBTY’s prior credit agreement (which consisted solely of commitment fees since NBTY had previously repaid all amounts borrowed under the prior credit agreement), (b) working capital and other general corporate purposes, and (c) acquisitions.  In connection with the Credit Agreement, NBTY’s prior credit agreement was terminated.  NBTY’s obligations under the Credit Agreement are secured by substantially all of NBTY’s assets and are guaranteed by certain subsidiaries of NBTY, in each case to the extent set forth in the Guarantee and Collateral Agreement (the “Guarantee”) that was entered into on November 3, 2006.

The description of the Credit Agreement and the Guarantee are qualified in their entirety by the Credit Agreement and the Guarantee filed hereunder as exhibits.

ITEM 9.01.                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

10.1

Revolving Credit Agreement, dated as of November 3, 2006, among NBTY, Inc., as Borrower, The Several Lenders from Time to Time Parties thereto, JP Morgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., BNP Paribas, Citibank, N.A., and HSBC Bank USA, National Association, as Co-Syndication Agents.

10.2	Guarantee and Collateral Agreement, made by NBTY, Inc., and the other grantors party thereto in favor of JP Morgan Chase Bank, N.A., as Administrative Agent, dated as of November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2006

NBTY, INC.

By	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer